Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Wearable Devices Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, no par value per share	(1)	Other	2,000,000	$2.3050	$4,610,000.00	0.0001381	$636.64

Total Offering Amounts:							$4,610,000.00		636.64
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$636.64

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Offering Note(s)

(1)	Ordinary shares, no par value per share (“Ordinary Shares”), of Wearable Devices Ltd. (the “Company”) being registered hereunder are being registered for sale by the selling shareholder named in the prospectus to which this Registration Statement on Form F-3 relates. In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Ordinary Shares registered hereby also include an indeterminate number of additional Ordinary Shares as may from time to time become issuable as a result of share splits, share dividends, recapitalizations or other similar transactions. The amount registered represents: (i) 240,000 Ordinary Shares held by the selling shareholder; (ii) 760,000 Ordinary Shares underlying pre-funded warrants which were sold by the Company to the selling shareholder pursuant to a Securities Purchase Agreement, dated as of July 31, 2026, by and between the Company and the selling shareholder; and (iii) 1,000,000 Ordinary Shares underlying ordinary warrants which were sold by the Company to the selling shareholder pursuant to a Securities Purchase Agreement, dated as of July 31, 2026, by and between the Company and the selling shareholder. The proposed maximum offering price per share is estimated solely for purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act and is based on the average of the high ($2.60) and low ($2.01) sales prices of the Company’s Ordinary Shares as reported on the Nasdaq Capital Market on August 25, 2026. The Company will not receive any proceeds from the sale of Ordinary Shares by the selling shareholder.